Exhibit 99.1

Press Contact:
Michael T. Burns
Investor Relations
Harris Interactive Inc.
800-866-7655 x7328 mburns@harrisinteractive.com

Al Angrisani to Serve as President and Chief Executive Officer of Harris Interactive®

New York, N.Y. — March 1, 2012 — Harris Interactive Inc. (NASDAQ: HPOL), a global custom market research firm, today announced that Al Angrisani will serve as its President and Chief Executive Officer, and will join the Board of Directors of the Company, as Vice Chairman, effective immediately. Mr. Angrisani has served as the Company’s Interim Chief Executive Officer since June 7, 2011.

Mr. Angrisani commented, “Since last June we have made progress initiating the turnaround program and improving the Company’s cash and liquidity position. Much work needs to be done, but my decision to serve as President and CEO demonstrates my strong belief in Harris and the Harris brand. I look forward to working with the management team, employees, and the Board of Directors to improve shareholder value through the execution of a successful turnaround program.”

Howard Shecter, Chairman of Harris Interactive’s Board of Directors, said, “I am pleased that Al has agreed to become President and CEO of the Company through June 30, 2014. Al’s leadership has already had a tremendous impact on the Company and is critical to our ability to successfully execute the turnaround program.”

Additional details regarding Mr. Angrisani’s appointment can be found in the Company’s Current Report on Form 8-K filed today with the Securities and Exchange Commission.

Cautionary Note Regarding Forward Looking Statements

Certain statements in this press release constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, among others, statements as to future economic performance, projections as to financial items, estimates, and plans and objectives for future operations, products and services. In some cases, you can identify forward-looking statements by terminology such as, “may”, “should”, “expects”, “plans”, “anticipates”, “feel”, “believes”, “estimates”, “predicts”, “potential”, “continue”, “consider”, “possibility”, or the negative of these terms or other comparable terminology. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Such risks and uncertainties include, without limitation, risks detailed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, as updated quarterly in our Quarterly Reports on Form 10-Q to reflect additional material risks. The Company has filed its reports on Forms 10-K and 10-Q with the Securities and Exchange Commission, and they are available under the Investor Relations section of our website at http://ir.harrisinteractive.com/. Risks and uncertainties also include the continued volatility of the global macroeconomic environment and its impact on the Company and its clients, the Company’s ability to sustain and grow its revenue base, the Company’s ability to maintain and improve cost efficient operations, the impact of reorganization, restructuring and related charges, quarterly variations in financial results, actions of competitors, the Company’s ability to develop and maintain products and

©2012 Harris Interactive Inc.	All rights reserved.

services attractive to the market, the Company’s ability to remain in compliance with the financial covenants in its credit agreement, and uncertainties surrounding the Company’s ability to regain compliance with certain NASDAQ listing requirements.

You are urged to consider these factors carefully in evaluating such forward-looking statements and are cautioned not to place undue reliance on them. The forward-looking statements are qualified in their entirety by this cautionary statement.

About Harris Interactive

Harris Interactive is one of the world’s leading custom market research firms, leveraging research, technology, and business acumen to transform relevant insight into actionable foresight. Known widely for the Harris Poll and for pioneering innovative research methodologies, Harris offers expertise in a wide range of industries including health care, technology, public affairs, energy, telecommunications, financial services, insurance, media, retail, restaurant, and consumer package goods. Serving clients in more than 215 countries and territories through our North American and European offices and a network of independent market research firms, Harris specializes in delivering research solutions that help us—and our clients—stay ahead of what’s next. For more information, please visit www.harrisinteractive.com.

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